THIS AGREEMENT made as of the 18th day of May, 1999

BETWEEN:

                                    CALL CENTER LEARNING SOLUTIONS, INC.
                                    an Arizona corporation

                                    ("CCLS")

                                                              OF THE FIRST PART,

                                    - and -

                                    INFOCAST CORPORATION
                                    a Nevada corporation

                                    ("InfoCast")

                                                             OF THE SECOND PART.

                  BACKGROUND

                  CCLS is the owner of certain copyrights, trademarks, trade names, trade secrets and other rights in and to certain call center course materials listed in Schedule "A" (collectively, the "Underlying Intellectual Property"). CCLS currently markets the course materials utilizing the Underlying Intellectual Property to CCLS's existing clients.

                  InfoCast is in the business of designing and developing electronic versions of content such as the Underlying Intellectual Property, developing marketing and promotional materials, and providing technical support for the electronic distribution of content.

                  CCLS and InfoCast have agreed to form a new corporation ("Newco") to be owned equally by CCLS and InfoCast. The purpose of Newco is to develop, own and exploit the aforementioned courses as detailed in Schedule "A" which will be converted to an electronic format capable of electronic distribution (referred to hereafter as "Electronic Products"). Newco will engage and draw upon CCLS' and InfoCast's resources to market, sell and distribute the Electronic Products. CCLS will initially contribute to Newco:

          (a)     the exclusive rights:

                  (i) to convert the Underlying Intellectual Property in the first five courses described in Schedule "A" (Phase 1) to electronic format capable of electronic distribution (Electronic Products), and

                 (ii) to sell, license or otherwise commercially exploit the first five Electronic Products described in Schedule "A" (Phase 1) by electronic distribution;

          (b) subject matter expertise to support the conversion of the Underlying Intellectual Property into the Electronic Products;

          (c) access to the CCLS customer base as detailed in the Marketing and Sales Plans and for a period of at least one year leadership by CCLS in making sales of the Electronic Products;

          (d)     upon  certain  events  occurring as detailed in section 2.5 of this Agreement, the exclusive rights to convert and to commercially exploit the balance of the Underlying Intellectual Property listed in Schedule "A" under Phase 2 to electronic format capable of electronic distribution.

                  InfoCast will initially contribute to Newco:

          (a) the resources necessary to convert the Underlying Intellectual Property in the first initial five courses described in Schedule "B" to the Electronic Products;

          (b) funding of the marketing and technical support efforts for the Electronic Products during the initial "Six Month Period" commencing on the date of execution of this Agreement and ending six months thereafter;

          (c)     access  to  InfoCast's   customer  base  as  detailed  in  the
                  Marketing and Sales Plans;

          (d) courseware development expertise to support the conversion of the Underlying Intellectual Property into the Electronic Products;

          (e) access to InfoCast's Learning Management System ("LMS"), for utilization with the Electronic Products; and

          (f) funding the incorporation and organization of Newco and ongoing corporate expenses for the initial Six Month Period.

                  AGREEMENT

                  In consideration of the mutual covenants and agreements contained in this agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and agreed, CCLS and InfoCast hereby declare, covenant and agree as follows:

1.                FORMATION OF NEWCO

1.1 InfoCast shall cause to be formed under the laws of the State of Delaware, a new corporation to be called "Call Center Learning Solutions On Line, Inc." ("Newco") or such other name as may be mutually agreed and acceptable to applicable regulatory authorities.

1.2 The capitalization of Newco shall consist of 100 common shares. Each of CCLS and InfoCast shall subscribe for and be issued 50 common shares for US$1.00 per share.

1.3 Initially, the corporate records and accounting records of Newco shall be maintained at the Toronto, Canada office of InfoCast at Suite 902, 1 Richmond Street West, Toronto, Ontario M5H 3W4.

1.4               The board of directors of Newco shall consist of four persons.
CCLS shall nominate two persons to the board of directors of Newco and InfoCast shall nominate two persons. In the event of a deadlock of the Board of Directors, either party may refer the subject matter of the deadlock to arbitration.

2.                OBLIGATIONS TO NEWCO

2.1               CCLS will initially contribute to Newco:

         (a)      the exclusive rights:

                  (i) to convert the Underlying Intellectual Property in the first five courses described in Schedule "A" Phase 1 to electronic format capable of electronic distribution ("Electronic Products"), and

                 (ii) to sell, license or otherwise commercially exploit the first five Electronic Products described in Schedule "A" by electronic distribution;

         (b) subject matter expertise ("SME") to support the conversion of the Underlying Intellectual Property into all the Electronic Products. The Subject Matter Expertise should demonstrate a highly proficient level of understanding and comprehensive knowledge pertaining to the subject matter of the course and the competency requirement of call center personnel. The SME should also demonstrate extensive training experience pertaining to subject matter covered by the course. Subject Matter Experts will interface with an instructional designer to prepare course outlines and scripts;

         (c) access to CCLS customer base as detailed in the Marketing and Sales Plans and leadership for a period of at least one year by CCLS in making sales of all the Electronic Products. Leadership in this section contemplates a half time commitment of CCLS' lead sales person, an identification of CCLS' client who are candidates for the electronic products and sales initiatives that include setting appointments, demonstrating the electronic products and closing sales;

         (d) upon certain events occurring as detailed in section 2.5 of this Agreement, the exclusive rights to convert the balance of the Underlying Intellectual Property to electronic format capable of electronic distribution.

2.2         InfoCast will initially contribute to Newco:

      (a) the resources necessary to convert the Underlying Intellectual Property in the first initial five courses described in Schedule "A" Phase 1 to the first five Electronic Products;

      (b) funding of the marketing and technical support efforts for the first five Electronic Products during the initial Six Month Period commencing on the date of execution of this Agreement and ending six months thereafter as detailed in Schedule "C";

      (c) access to InfoCast's customer base as detailed in the Marketing and Sales Plan;

      (d) courseware development expertise to support the conversion of the Underlying Intellectual Property into the first five Electronic Products as set out in Schedule "A" and more clearly defined in Schedule "B";

      (e) access to InfoCast's Learning Management System ("LMS") which is being developed concurrently with the conversion of the first five Electronic Products and which will provide learner tracking and reporting; and

      (f)   funding the incorporation and organization of Newco.

2.3 In order to ensure the development of quality courseware and successful launches of the Electronic Products, both parties agree that important input will be required from both CCLS and InfoCast and each party will utilize its commercially reasonable efforts to attain the quality of products and to meet the target completions contemplated in this contract.

2.4 The Electronic Products courseware will be developed according to the Project Implementation Plan as set out as Schedule "B", with sign off approvals required from both CCLS and InfoCast at regular, scheduled milestones.

2.5 On or before November 1, 1999 Newco shall have the right and conditional obligation to convert the remaining six courses as detailed in Schedule "A" (Phase 2) at InfoCast's sole expense. The resultant Electronic Products shall be contributed to Newco absolutely. CCLS shall be obligated to contribute to Newco absolutely the intellectual property contained in the remaining six courses in the same manner as the aforementioned initial five courses.

            InfoCast's obligations under this section for the six remaining courses are conditional upon Newco securing 20,000 unit sales at a price between $50-$75 (U.S.) per unit by November 1, 1999. If these sales have not been secured, InfoCast does not have any obligation to go forward on the conversion of the remaining six courses.

            InfoCast has the unfettered right however, to proceed with the conversion of the six remaining courses in the event that the 20,000 unit sales are not secured.

            Should InfoCast decide to proceed with the conversion of the remaining six courses, it will utilize its commercially reasonable efforts to complete the conversion of the courses by May 1, 2000.

            If InfoCast decides not to proceed with the conversion of the remaining six courses then CCLS shall not be obligated to contribute its intellectual property with respect to the remaining six courses. CCLS may develop, convert and distribute these six courses thereafter as it deems fit in its sole discretion. Newco shall have no surviving rights to these six Electronic Products and Newco will cease to have any rights to a separate and exclusive section on the DXL as contemplated in section 7.4. If only the first five courses are developed by Newco as Electronic Products then InfoCast will maintain these courses in a call center section of its DXL on a non-exclusive basis.

3.          ROLE OF NEWCO

3.1 The purpose of Newco shall be to develop, own and exploit the Electronic Products.

3.2 Newco shall establish pricing for sales of Electronic Products to generate optimum profits for Newco.

3.3 Newco will brand all Electronic Products for sale under the CCLS brand.

3.4 InfoCast acknowledges and agrees that CCLS is the sole and exclusive owner of all copyrights, trademarks, tradenames, trade secrets and other rights in the Underlying Intellectual Property. InfoCast and CCLS acknowledge and agree that Newco shall be the sole and exclusive owner of all copyrights, trademarks, tradenames, trade secrets and other rights in the Electronic Products. This Agreement gives InfoCast no rights in any such copyrights, trademarks, tradenames, trade secrets and other rights in the Underlying Intellectual Property and InfoCast shall never assert any rights therein; provided, however, that (a) CCLS grants to Newco a non-royalty bearing license to reproduce the trade names and trademarks of CCLS associated with the Underlying Intellectual Property in connection with the Electronic Products in advertisements and other promotional materials; and (b) Newco will reproduce on the Electronic Products the tradenames and trademarks of CCLS associated with the Underlying Intellectual Property. All components of the Electronic Products shall clearly identify Newco as the owner of the copyrights thereof.

3.5 CCLS acknowledges and agrees that InfoCast is the sole and exclusive owner of all copyrights, trademarks, trade secrets and other rights in software applications and technology that will be utilized in the project. This Agreement gives CCLS and Newco no rights in any of such copyrights, trademarks, trade secrets or other rights that are incorporated in the software applications and technology.

3.6 All sales shall be booked through Newco. CCLS and InfoCast shall be entitled to charge Newco certain recoverable expenses as set out in Schedule "C" for reimbursement which shall be accounted for through Newco.

3.7 Accounting records and functions shall be established and carried out by InfoCast on behalf of Newco in accordance with generally accepted accounting standards.

3.8 Both CCLS and InfoCast herein acknowledge that InfoCast and CCLS are operating and developing a distance learning business and that nothing in this Agreement will prevent InfoCast or CCLS from pursuing and developing other distance learning initiatives as it sees fit from time to time.

3.9 InfoCast and CCLS shall not be required to devote all of its time or business efforts to the affairs of Newco but shall devote so much of its time and attention to Newco as is reasonably necessary and advisable to meet its obligations under this Agreement. Except as otherwise expressly provided herein, either party and any shareholder, officer, or director may engage in or possess an interest in other business ventures of every nature and description, independently or with others whether or not such ventures are competitive with Newco.

3.10 InfoCast and CCLS agree that a dividend policy will be put into place for Newco wherein quarterly distributions will be made to the shareholders. The dividends will effectively distribute all profits while leaving enough funding to keep Newco operational.

4.          MARKETING AND SALES INITIATIVES

4.1 Newco intends to market and sell the Electronic Products both to existing clients of CCLS and InfoCast and new clients developed by Newco, CCLS and InfoCast. Newco will appoint CCLS and InfoCast as sales agents for the Electronic Products. The parties shall pursue joint marketing and sales efforts of the Electronic Products. The following steps will be designed and utilized.

     (a) marketing plan and sales plan, each with mutual signoff to be completed by June 15, 1999. CCLS and InfoCast acknowledge the following marketing issues to be addressed (the following list is non-exclusive): collateral materials, web page design, web page interlinks, branding, publicity, sales strategy, client maintenance strategy, pricing, positioning and effort priorities;

     (b) beta site and system rollout management, including addressing such beta issues as technology integration, Learning Management System ("LMS") integration and navigation integration and rollout issues such as ongoing technology support and LMS monitoring;

     (c) help desk including customer service and technical support shall be established in conjunction with the sale and distribution of the first course;

     (d) development and drafting of a maintenance agreement to reflect a maintenance policy, including considering free upgrades within versions and costs for new versions (which are to be determined by Newco); and

     (e) a program to develop certification and accreditation alliances with appropriate academic and industry organizations for the Electronic Products.

            During the initial Six Month Period commencing on the date of execution of this Agreement and ending six months thereafter, InfoCast shall fund the marketing and sales efforts for the Electronic Products, the costs of which are estimated and detailed in Schedule "D".

4.2 InfoCast will provide up to 5 days training for the three principals of CCLS to ensure their personal fluency with Newco's Electronic Products and services.

5.          REVIEW AND AUDIT RIGHTS

5.1 Each of CCLS and InfoCast (the "Auditing Party") shall have the right which right may be exercised at any time, during normal business hours and upon ten (10) days' prior written notice, to audit the books and records of Newco. The audit may be conducted by a representative of Auditing Party who may either, at its election, audit the books and records at the offices of Newco or require Newco to forward copies of the same to the representative's offices. The costs of one audit per year shall be borne by Newco and the results should be shared with each party. If more than one request for audit occurs during the calendar year, the Auditing Party shall pay for such audit and the results shall be shared with each party.

5.2 InfoCast and CCLS will have the right to electronically access and review on a read only basis, the records and accounts of Newco for monitoring purposes at any time.

6.          CONVERSION AND DELIVERY

6.1 Subject to CCLS's timely input and adherence to the milestone objectives of Schedule "B" as detailed in section 6.4., InfoCast will use its commercially reasonable efforts to convert the Underlying Intellectual Property into the Electronic Products according to the Project Implementation Plan set out in Schedule "B". InfoCast shall use commercially reasonable efforts to initially convert the course materials entitled "Customer Care and Call Handling Skills for Call Center Agents" on or before July 21, 1999 and the remaining four courses listed in Schedule "A" Phase 1 on or before September 30, 1999.

6.2 The parties acknowledge and agree to use their commercially reasonable efforts to create top quality electronically deliverable courseware for the call center market as described in "Recommended System Requirements" as listed in "Schedule E".

6.3 The conversion of the Underlying Intellectual Property shall be completed to a standard acceptable to both CCLS and InfoCast, each acting reasonably. The benchmark for the quality of courseware development under this Agreement will be the design document as mutually revised for the existing CD Rom version of the CCLS course known as "Effective

Skills In Dealing With Customers and Situations". The Electronic Products will have record and non-record visions.

6.4 During the conversion of the Underlying Intellectual Property of each CCLS course into Electronic Products, InfoCast shall require CCLS to contribute and CCLS shall contribute to Newco its SME in accordance with CCLS SME participation in Schedule "B". CCLS shall review and approve the build of the Electronic Products in accordance with the designated milestones in Schedule "B" to ensure that the content build is on schedule and in keeping with the quality standard and purpose of the Underlying Intellectual Property. CCLS acknowledges that time shall be of the essence in reviewing and approving the content build. CCLS shall use its commercially reasonable efforts to expedite the review and approval process in order to permit InfoCast to complete conversion as scheduled. CCLS and InfoCast acknowledge that the schedule for conversion set out in Schedule "B" is crucial to the successful launch of the Electronic Products.

6.5         CCLS  agrees  that  InfoCast's  ability  to meet the  aforementioned schedule is also contingent upon CCLS delivering quality and detailed instructor led material that includes outlines, behavioral objectives, teaching points, specific examples and learner exercises.

6.6 Subject to section 2.5 of this Agreement, upon successful conversion of the first five Electronic Products CCLS, InfoCast and Newco shall mutually agree upon the schedule and implementation plan for the conversion of the course materials for the remaining six courses.

6.7 If InfoCast goes forward with the completion of the last six courses under clause 2.5 then CCLS shall have first right of refusal to develop instructor led versions and to play the role of SME for the conversion of the Electronic format for all new products agreed to be included in the "Call Center Training" section of the DXL for Newco. InfoCast will also provide its resources for design and conversion to Newco. Both parties will provide their services at cost.

7.          PROMOTIONAL DUTIES

7.1 Each party shall devote its commercially reasonable efforts to advertise, promote and sell the Electronic Products, to protect the goodwill created in the Electronic Products and to cooperate with the end-users of the Electronic Products.

7.2 Neither party shall use any advertising or promotional materials to promote the Electronic Products that have not been approved by Newco.

7.3 InfoCast acknowledges that CCLS is very active in selling the courseware products utilizing the Underlying Intellectual Property. CCLS and InfoCast will use their commercially reasonable efforts to support Newco sales of the Electronic Products to existing clients of CCLS. InfoCast shall refer all requests and leads for leader-led version of the Electronic Products to CCLS and no commissions shall be paid to InfoCast. Similarly, CCLS shall refer all requests and leads for virtual call center opportunities, IT outsourcing and content conversion and delivery to InfoCast and no commission shall be paid to CCLS. CCLS and

Newco however will be given the opportunity to sell all products in the InfoCast DXL library subject to a reseller agreement to be negotiated.

7.4 All Newco promotional materials, electronic and written, will carry a dedicated Call Center Training category. Only Newco Electronic Products will be listed and marketed under this dedicated category. InfoCast agrees to create a separate and exclusive section on Digital Exchange Library (the "DXL") that will exclusively list the Electronic Products under the title "Call Center Training".

7.5 InfoCast will set up a website for Newco with transparent links to the InfoCast website and the DXL. InfoCast will set up transparent links from the CCLS website to the InfoCast website and Newco website. InfoCast will e-commerce enable the Newco website.

7.6 Each of CCLS and InfoCast shall provide to Newco, on a monthly basis, the names and addresses of customers that have been approached as determined by the Marketing and Sales Plans.

7.7 InfoCast and CCLS shall provide assistance to Newco to promote, market, sell and distribute the Electronic Products and InfoCast shall provide Newco with technical support for the Electronic Products including presale, sale (including e-commerce solutions) and post sales activities. During the initial six month period after the execution of this Agreement, InfoCast shall provide such assistance to Newco at no cost to Newco. Thereafter, InfoCast and CCLS shall be entitled to charge Newco for the provision of such assistance on a cost recovery basis as set out in Schedule "C".

7.8 InfoCast shall use its commercially reasonable efforts to introduce one of the Electronic Products in the initial submission to College Boreal for approval and inclusion in the College Boreal/AT&T Canada Learning Partner Program curriculum. InfoCast shall use similar efforts to introduce three of the Electronic Products in a subsequent submission to College Boreal for approval and inclusion in the College Boreal/AT&T Canada Learning Partner Program curriculum. CCLS and InfoCast acknowledge that inclusion in the College Boreal curriculum of any course is at the sole discretion of College Boreal and AT&T Canada. If any CCLS courses are included in this College Boreal/AT&T curriculum, CCLS and Newco herein acknowledge and agree that all pricing policies, marketing decisions, promotional materials and business activities shall be solely determined and developed by InfoCast, AT&T and College Boreal in their sole and unfettered discretion. Newco shall set the price at which the Electronic Products are offered to AT&T Canada, College Boreal and Infocast.

8.          INTELLECTUAL PROPERTY

8.1         CCLS and  InfoCast  acknowledge  and  agree  that  the  value of the
Electronic   Products  and  the  resultant  ability  of  CCLS  and  InfoCast  to commercially exploit the Electronic Products will be based in part upon the quality, scope and breadth of the content of the Electronic Products. Each of CCLS and InfoCast agree that they shall use their commercially reasonable efforts to do all such things as may be necessary or desirable to ensure that the Electronic Products are top quality. CCLS and InfoCast acknowledge that in order to ensure that the

Electronic Products are top quality, Newco may be required to acquire and/or develop similar, compatible or competing content products for the call center market and CCLS and InfoCast agree to use their commercially reasonable efforts to ensure that such steps as are necessary are taken to develop and maintain the Electronic Products as top quality courseware for the call center market.

8.2 CCLS and InfoCast acknowledge that the Underlying Intellectual Property and the Electronic Products including, without limitation, all source codes, whether reduced to written form, contained on disks or other media, consist of proprietary and confidential information. Each of CCLS and InfoCast recognize and acknowledge that in the course of fulfilling their respective obligations under this Agreement and commercially exploiting the Electronic Products, they will be significantly responsible for maintaining and enhancing the goodwill of each other with customers, potential customers and new customers. Each of CCLS and InfoCast shall use commercially reasonable efforts to preserve their respective goodwill.

8.3 Each party shall immediately notify the other party of (i) any legal, governmental or other official investigation of or proceeding involving the Electronic Products or (ii) of the existence of any infringement claim or any other claim that has been or could be asserted by or against Licensor with respect to its trademarks or other intellectual property.

8.4 Each party shall have sole responsibility for (and bear the cost of) insuring that the Electronic Products as marketed and used by such party are in compliance with the laws and regulations of any governmental body with jurisdiction and that all necessary permits and licenses are procured.

8.5 Newco shall market, promote, and use the Electronic Products under the tradenames and trademarks incorporating the tradenames and trademarks of CCLS.

9.          REPRESENTATIONS, WARRANTIES
            AND COVENANTS OF INFOCAST

            InfoCast hereby represents, warrants, covenants and agrees as follows:

9.1 InfoCast is a corporation, duly organized, validly existing and in good standing under the laws of Nevada. InfoCast has full power to carry on its business as it is now conducted, under any applicable laws. InfoCast is or will be qualified to do business in all jurisdictions where it conducts business.

9.2 This Agreement has been adopted and its execution and delivery by InfoCast have been duly authorized and no further action is necessary on the part of InfoCast to make this Agreement valid and binding upon InfoCast.

9.3 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with, or result in a breach of, or constitute a default under, or result in the acceleration of any indebtedness under, or result in the creation or imposition of any lien or charge under, any agreement or instrument to which InfoCast is a party or by which InfoCast may be bound, nor does such action violate any statute, law, rule or regulation nor any order, writ, injunction or decree of any court or governmental authority binding upon or affecting InfoCast.

9.4 No consent of any third party is required to be obtained by InfoCast in order to consummate the transaction contemplated by this Agreement or to enable InfoCast to perform InfoCast's obligations hereunder.

9.5 There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the best of InfoCast's knowledge, threatened against InfoCast or any of its assets: (i) which involve an agency, dealer, distributorship or other type of representation of a third party; or (ii) which, if adversely determined, might have a materially adverse effect on the validity or enforceability of this Agreement or on the financial condition or capability of InfoCast to perform hereunder.

9.6 InfoCast is familiar with the contents and purposes of the Foreign Corrupt Practices Act, ("FCPA") of the United States. InfoCast has not and shall not make, in the performance of its obligations hereunder, any payments, loans or gifts or promises or offers of payments, loans or gifts of money or anything of value, directly or indirectly: (i) to or for the use or benefit of any official, officer, employee or representative of any foreign government or any agency or instrumentality thereof; (ii) to any foreign political party of any official, officer, employee representative or candidate thereof, or (ii) to any other person, if InfoCast knows or has reason to know that any part of such payment, loan or gift will, directly or indirectly, be given or paid to any such governmental official, officer, employee or representative or candidate thereof. If requested by CCLS, InfoCast shall provide to CCLS duly executed affidavits, in form and substance satisfactory to CCLS, of all of its officers, directors, shareholders and employees who may assist InfoCast in the performance of its obligations under this Agreement, each such affidavit shall affirm that InfoCast has informed the affiant of InfoCast's obligation to abide by the FCPA and that affiant shall abide by the provisions of the FCPA.

9.7         Neither this Agreement nor the Electronic  Products must be notified
to,  approved  by  or  registered  with,  any  governmental   body,   agency  or
instrumentality in any jurisdiction.

9.8 To the best of InfoCast's knowledge, this Agreement does not have to be executed in any language other than the English language in order to become effective or to be enforceable.

9.9 To the best of InfoCast's knowledge, InfoCast has the capacity under the applicable laws to agree to the choice of law and the choice of forum set forth in this Agreement and such choices are enforceable against InfoCast under the applicable laws.

9.10 To the best of InfoCast's knowledge, nothing in this Agreement violates the fundamental public policy of any application jurisdiction.

9.11 Each of the representations and warranties set forth in this Section shall survive the execution of this Agreement.

10.         REPRESENTATIONS, WARRANTIES
            AND COVENANTS OF CCLS

            CCLS hereby represents, warrants, covenants and agrees as follows:

10.1 CCLS is a corporation, duly organized, validly existing and in good standing under the laws of the State of Arizona. CCLS has full power to carry on its business as it is now conducted, and to own the Underlying Intellectual Property under applicable state and federal law. CCLS is or will be qualified to do business in all jurisdictions where it conducts business.

10.2 This Agreement has been adopted and its execution and delivery by CCLS have been duly authorized and no further corporate action is necessary on the part of CCLS to make this Agreement valid and binding upon CCLS.

10.3 The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not conflict with, or result in a breach of, or constitute a default under, or result in the acceleration of any indebtedness under, or result in the creation or imposition of any lien or charge under, any agreement or instrument to which CCLS is a party or by which CCLS may be bound, nor does such action violate any statute, law, rule or regulation or any order, writ, injunction or decree of any court of governmental authority binding upon or affecting CCLS.

10.4 No consent of any third party or any state or federal governmental agency is required to be obtained by CCLS in order to consummate the transaction contemplated by this Agreement or to enable CCLS to perform CCLS's obligations hereunder.

10.5 There are no actions, suits, claims, investigations or legal or administrative or arbitration proceedings pending, or to the best of CCLS's knowledge, threatened against CCLS or any of its assets: (i) which involve an agency, dealer, distributorship or other type of representation of a third party; or (ii) which, if adversely determined, might have a materially adverse effect on the validity or enforceability of this Agreement or on the financial condition or capability of Licensee to perform hereunder.

10.6 CCLS is familiar with the contents and purposes of the Foreign Corrupt Practices Act, ("FCPA") of the United States. CCLS has not and shall not make, in the performance of its obligations hereunder, any payments, loans or gifts or promises or offers of payments, loans or gifts of money or anything of value, directly or indirectly: (i) to or for the use or benefit of any official, officer, employee or representative of any foreign government or any agency or instrumentality thereof; (ii) to any foreign political party of any official, officer, employee representative or candidate thereof, or (ii) to any other person, if CCLS knows or has reason to know that any part of such payment, loan or gift will, directly or indirectly, be given or paid to any such governmental official, officer, employee or representative or candidate thereof. If requested by InfoCast, CCLS shall provide to InfoCast duly executed affidavits, in form and substance satisfactory to InfoCast, of all of its officers, directors, shareholders and employees who may assist CCLS in the performance of its obligations under this Agreement, each such affidavit shall affirm that CCLS has informed the affiant of CCLS's obligation to abide by the FCPA and that affiant shall abide by the provisions of the FCPA.

10.7 Neither this Agreement nor the Underlying Intellectual Property must be notified to, approved by or registered with, any governmental body, agency or instrumentality in any jurisdiction.

10.8 To the best of CCLS's knowledge, this Agreement does not have to be executed in any language other than the English language in order to become effective or to be enforceable.

10.9 To the best of CCLS's knowledge, CCLS has the capacity under the applicable laws to agree to the choice of law and the choice of forum set forth in this Agreement and such choices are enforceable against CCLS under the applicable laws.

10.10 To the best of CCLS's knowledge, nothing in this Agreement violates the fundamental public policy of any application jurisdiction.

10.11 Each of the representations and warranties set forth in this Section shall survive the execution of this Agreement.

11.         INDEMNITY

11.1 InfoCast does hereby agree to defend indemnify and hold CCLS harmless from and against any cost, damage, liability, responsibility or obligation, including, without limitation, reasonable attorney's fees, incurred in connection with, as a result of or arising out of: (i) a breach by InfoCast of any of the representations, warranties, covenants or obligations of InfoCast contained in this Agreement; or (ii) third party claims arising from any negligent act or inaction or willful misconduct of InfoCast, its agents and employees.

11.2 CCLS does hereby indemnify and hold InfoCast harmless from and against any cost, damage, liability, responsibility or obligation, including, without limitation, reasonable attorney's fees, incurred in connection with, as a result of or arising out of: (i) a breach by CCLS of any of the representations, warranties, covenants or obligations of CCLS contained in this Agreement; or (ii) third party claims arising from any negligent act or inaction or willful misconduct of CCLS, its agents and employees.

12.         ARBITRATION

12.1 If any dispute or controversy shall occur between the parties hereto relating to the interpretation or implementation of any of the provisions of this Agreement, such dispute shall be resolved by arbitration. Such arbitration shall be conducted by a panel of three (3) arbitrators. Each party shall appoint a single arbitrator and those two arbitrators shall appoint a third independent arbitrator by agreement between those two arbitrators or, in default of agreement, such arbitrator shall be appointed by a Judge of appropriate jurisdiction in the State of Delaware upon the application of any of the said parties and such Judge shall be entitled to act as such arbitrator, if he so desires. Any such arbitration shall be held in the State of Delaware. The procedure to be followed shall be agreed by the arbitrators appointed by the parties or, in default of agreement, determined by the third arbitrator. The arbitrators shall have the power to proceed with the arbitration and to deliver their award, which shall be determined by a majority decision, notwithstanding the default by any party in respect of any procedural order made by the arbitrators. The arbitration shall proceed in accordance with the provision of applicable arbitration laws of the State of Delaware. The majority decision arrived at by the arbitrators shall be final and binding and no appeal shall lie therefrom. Judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction. Travel and lodging expenses for all parties shall be charged to Newco.

13.         RIGHT OF FIRST REFUSAL

13.1 Each of CCLS and InfoCast hereby grants to the other, upon the terms and conditions set out herein, a right of first refusal in respect of the common shares of Newco held by them.

13.2 In the event that either CCLS or InfoCast (the "Vendor") receives from a third party, acting as principal and dealing at arm's length with the Vendor, a bona fide written offer (the "Offer") to purchase from the Vendor all or some of the common shares of Newco held by the Vendor (the "Shares") and the Offer is acceptable to the Vendor, then CCLS shall, prior to accepting the Offer, deliver to the other party (the "Rightholder") a notice of the Offer setting forth the terms thereof, including the name and address of the offeror and the number, price and other terms and conditions of the Offer.

13.3 In the event that the Vendor wishes to sell all or some of the Shares then the Vendor shall, prior to offering to sell the Shares, deliver to the Rightholder a notice setting forth the terms in which the Vendor wishes to sell the Shares, including the number, price and other terms and condition.

13.4 In either case, such notice shall be deemed to be an invitation to the Rightholder to purchase from the Vendor all of the Shares that are the subject of the offer or the number of shares which the Vendor wishes to sell as the case may be, on the terms and conditions specified in the offer. Within seven (7) days following the giving notice to the Rightholder, the Rightholder may by written notice to the Vendor elect to purchase from the Vendor all but not less than all of the Shares subject of the Offer or the number of Shares which the Vendor wishes to sell, as the case may be, on the terms and conditions specified in the notice to the Rightholder. Upon receipt by the Vendor of such notice, there shall be constituted between the Vendor and the Rightholder a binding agreement of purchase and sale in respect of such Shares at the same price and upon the same terms and conditions as specified in the notice to the Rightholder.

13.5 In the event that the Vendor has not received the response from the Rightholder within seven (7) days, the Vendor shall so inform the Rightholder and shall be at liberty to accept the Offer or sell the Shares in the number, at the price and upon terms and conditions no more favourable to the purchaser than those specified in the notice.

13.6 In the event that the Vendor does not sell all of the Shares subject of the notice within a 30 day period from the date of notifying the Rightholder of an Offer or of the Vendor's wish to sell the Shares, the Vendor shall lose its right sell such Shares and the provisions of this Agreement shall thereupon once again be applicable.

13.7 The purchase by the Rightholder and the sale by the Vendor of any Shares shall be completed at the offices of the Vendor at 10:00 o'clock in the forenoon on the 7th Business Day after the date the Vendor gives notice to the RightHolder of an Offer or its wish to sell the Shares, at which time the Rightholder shall pay by cash or certified cheque payable to or to the order of the Vendor, the aggregate purchase price for the Shares then being purchased and the Vendor shall deliver certificates representing the Shares then being purchased either duly endorsed in blank for transfer or registered in the name of the Rightholder.

14.                     EVENTS OF DEFAULT

14.1 An Event of Default shall be deemed to occur with respect to a party to this Agreement (the "Defaulting Party") if:

     (a) such party makes an assignment for the benefit of creditors or a proposal under the United States Bankruptcy Code or is declared bankrupt or becomes insolvent; or

     (b) any trustee in bankruptcy, liquidator or other office with similar powers is appointed for such party or for all or any material part of its property.

14.2 In addition to any rights or remedies that may be available to them, if an Event of Default shall occur with respect to a party, then while the Event of Default is continuing the other party who is not then the Defaulting Party (the "Non-Defaulting Party") shall be entitled to purchase the common shares of Newco held by the Defaulting Party.

14.3 In the event the Non-Defaulting Party wishes to purchase the common shares of Newco held by the Defaulting Party, the Non-Defaulting Party shall notify the Defaulting Party and Newco, in writing, of the date and time of closing which date shall be within a period of 30 days after the giving of such notice, on which date the purchase of the common shares of Newco shall take place, which time and date are hereafter respectively called the "Time of Closing" and the "Date of Closing".

14.4 The purchase price (the "Purchase Price") per share to be paid for any common shares of Newco purchased pursuant to this section 14 shall be the cost of acquisition of the Defaulting Party of the common shares of Newco to be purchased as detailed in Section 1.2.

14.5 The Purchase Price in respect of the purchase and sale to be effected pursuant to this section 14 shall be payable on the Date of Closing in cash or by certified cheque made payable to or to the order of the Vendor.

14.6        The closing of the purchase and sale to be effected pursuant to this section 14 shall be at the head office of Newco at the Time of Closing on the Date of Closing.

15.         TERMINATION

15.1 If either CCLS or InfoCast wishes to terminate its business association with the other party, it may do so under this section. The party desiring the termination of the association (hereinafter referred to as the "Initiating Party") shall serve written notice of its desire to terminate upon the other party (hereinafter referred to as the "Receiving Party") and the notice shall include an "Offer to Purchase" of all the shares of Newco held by the Receiving Party.

15.2 The termination process shall result in a sale of all of the shares held by either party to the other party which represents a 50% ownership sale of Newco by one party to the other party. Newco shall continue to hold all the intellectual property contemplated under this Agreement and to be entitled to all the rights contemplated under this Agreement. The party that sells its share of Newco to the other party shall forfeit all rights to the property and business of Newco.

15.3 The written notice contemplated under this section shall include a proposal for an independent third party (hereinafter referred to as the "Valuator") that shall determine the selling price of the shares of Newco held by each party. The proposal shall name either the auditors of Newco, a major accounting firm or an independent certified valuating firm as a proposed independent Valuator of the Newco business. Within seven days from the receipt of this notice the Receiving Party shall either accept the named independent Valuator or shall counter propose another Valuator from the aforementioned list.

15.4 Should there be a counterproposal the Initiating Party shall have five business days to accept or reject the independent Valuator. If no consensus can be reached as to a Valuator, then the matter shall be referred to Arbitration and the Arbitrator shall select an independent Valuator and the decision as to the Valuator shall be final.

15.5 The selling price of all of either parties shares or 50% of Newco shall be calculated as follows: 100% of "Out of Pocket Costs" of the selling party plus 50% of the "Going Concern Value" of Newco.

15.6 "Out of Pocket Costs" shall be defined as all direct costs incurred by either party in the advancement of Newco's business from the date of this Agreement henceforth but shall not include costs that have been reimbursed to the party by Newco. In the case of InfoCast the list shall include but not be limited to all development and conversion costs, marketing and sales costs and salaries of InfoCast employees directly attributable to the support of Newco. For greater clarity the budgeted InfoCast costs through the next six months and including the conversion of the eleven courses is approximately $1.0 million
(USD). In the case of CCLS the list shall include but not be limited to SME costs, marketing and sales costs and salaries of CCLS employees directly attributable to the support of Newco. Additionally the contributed Underlying Intellectual Property shall be calculated into the out of pocket costs and shall have a deemed value of $65,000 (USD) per course. The billing rate for CCLS executives for the above shall be US$150 per hour.

15.7        Going  Concern  Value shall be defined as the greater of  $6,000,000
(USD) or an amount calculated as present value of discounted future cash flows utilizing conservative growth assumptions, a discount rate of 10% and a five (5) year time horizon or business life.

15.8 The Valuator shall seek independent input from both parties as to each party's views with respect to Going Concern Value and Out of Pocket Costs. The Valuator shall share with each party the input of the other party only after all information has been received from both parties and each party shall have the opportunity to comment to the Valuator on the opinion of the other party. The Valuator shall, after consideration of all the information, fix the price for the Going Concern Value as described in section 15.7 above. With respect to each party's Out of Pocket Costs the Valuator may disallow or modify any costs that the Valuator determines were not incurred either reasonably or in direct advancement of Newco business. The Valuator shall make his determinations within thirty (30) days of being appointed and his decisions shall be final.

15.9 The Receiving Party shall have seven (7) days from receipt of the Valuator's report to decide whether to accept the Offer to Purchase from the Initiating Party and to sell its share of Newco. If the Receiving Party does accept the Offer to Purchase the sale shall be finalized within forty-five (45) business days. If the Receiving Party does not accept the Offer to Purchase then the Receiving Party shall purchase the Initiating Party's share of Newco and the sale shall be finalized within forty five (45) days.

16.         MISCELLANEOUS

16.1 Whenever used in this Agreement, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

16.2 Time shall be of the essence in all matters pertaining to this Agreement.

16.3 All dollar amounts expressed herein refer to lawful currency of the United States of America.

16.4 Any notice, document or other communication required or permitted by this Agreement to be given by a party hereto shall be in writing and is sufficiently given if delivered personally, or if transmitted by any form of telecommunication (which is tested prior to transmission, confirms to the sender the receipt of the entire transmission by the recipient and reproduces a complete written version of the transmission at the point of reception) to such party addressed as follows:

     (a)         to Call Center Learning Solutions, Inc., at:

                 17263 E. Paradise Park Drive
                 Phoenix, Arizona  85032

                 email:     cclsi@att.net
                            egreene2@ix.netcom.com
                 Facsimile:  (925) 516 - 2519

     (b)         to InfoCast Canada Corporation, at:

                 Suite 902
                 1 Richmond Street West
                 Toronto, Ontario
                 M5H 3W4

                 email:  jhines@InfoCast-corp.com
                 Facsimile:  (416) 867-1679

            Notice transmitted by a form of recorded telecommunication must be accompanied by personal delivery. Notice transmitted by a form of recorded telecommunication during normal business hours on a business day (9:00 a.m. to 5:00 p.m. local time at the place of receipt) shall be deemed to have been given on the day of transmission or, in the case of notice transmitted outside of normal business hours shall be deemed to have been given on the first business day after the day of transmission. Notice delivered personally shall be deemed to have been given on the day it was delivered. Any party may from time to time notify the others in the manner provided herein of any change of address which thereafter, until changed by like notice, shall be the address of such party for all purposes hereof.

16.5 The parties agree to execute and deliver to each other such further instruments and other written assurances and to do or cause to be done such further acts or things as may be necessary or convenient to carry out and give effect to the intent of this Agreement or as any of the parties may reasonably request in order to carry out the transactions contemplated herein.

16.6 The insertion of headings and the division of this Agreement into articles, sections, paragraphs, clauses or schedules are for convenience of reference only and shall not affect or be utilized in the construction or the interpretation hereof.

16.7 This Agreement shall be construed, interpreted and the rights of the Parties determined in accordance with the laws, other than the conflicts of laws rules, of the State of Delaware and the laws of the United States of America applicable therein and shall be treated in all respects as a Delaware contract. The Parties hereby irrevocably attorn on a non-exclusive basis to the jurisdiction of the courts of the State of Delaware.

16.8 Unless otherwise stated, a reference herein to a numbered or lettered article, paragraph, clause or schedule refers to the article, paragraph, clause or schedule bearing that number or letter in this Agreement. A reference to "this Agreement", "hereof", "hereunder", "herein" or words of similar meaning, means this Agreement including the schedules hereto, together with any amendments thereof, and not any particular clause, subclause, section, subsection or paragraph or other portion hereof.

16.9 Unless otherwise specifically noted, all dollar amounts expressed herein refer to lawful currency of the United States of America.

16.10 This Agreement (including the Schedules hereto) sets forth the entire agreement among the parties hereto pertaining to the specific subject matter hereof and replaces and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written of the parties hereto, and there are no warranties, representations or other agreements, whether oral or written, express or implied, statutory or otherwise, between the parties hereto in connection with the subject matter hereof except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

16.11 No delay or failure of any party in exercising any right or remedy hereunder and no partial exercise of any such right or remedy shall be deemed to constitute a waiver of such right or remedy or any other rights or remedies of such party hereunder. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Any consent by a party to or any waiver by a party of any breach of any provision of this Agreement shall not constitute a consent to or waiver of any subsequent, further or other breach of the provisions of this Agreement.

16.12 Each of the provisions of this Agreement (and each part of each such provision) is severable from every other provision hereof (and every other part thereof). In the event that any provision (or part thereof) contained in this Agreement or the application thereof to any circumstance shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction and to any extent:

            (a) the validity, legality or enforceability of such provision (or such part thereof) in any other jurisdiction and of the remaining provisions contained in this Agreement (or the remaining parts of such provision, as the case may be) shall not in any way be affected or impaired thereby;

            (b) the application of such provision (or such part thereof) to circumstances other than those as to which it is held invalid, illegal or unenforceable shall not in any way be affected or impaired thereby;

            (c) such provision (or such part thereof) shall be severed from this Agreement and ineffective to the extent of such invalidity, illegality or unenforceability in such jurisdiction and in such circumstances; and

            (d) the remaining provisions of this Agreement (or the remaining parts of such provision, as the case may be) shall nevertheless remain in full force and effect.

16.13 This Agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

16.14 In respect of this Agreement, no party is the partner or agent of any of the other parties. No representations shall be made or acts taken by any of the parties which could establish any apparent relationship or partnership or agency and no party shall be bound in any manner whatsoever by any agreements, warranties or representations made by any other party to any other Person with respect to the action of any other party.

16.15 This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, assigns and legal representatives. This Agreement may only be assigned upon the prior written consent of the parties hereto, which consent shall not be unreasonably withheld.

16.16       (a)       If either of the  parties  shall be  prevented  or delayed from  performing any of the  obligations on its part to be
                      performed   hereunder  or  under  any  agreements  related
                      hereto,  by  reason  of  acts of God,  strike,  threat  of imminent  strike,  lockout  or other  labour  disturbance, action of the elements,  lightning,  storm,  fire,  flood,
                      interruption    or   delay   in    transportation,    war,
                      insurrection,  mob violence,  blockade,  riot,  explosion, law,  rule,  order or regulation  of any duly  constituted court or governmental  authority,  unavoidable casualties,
                      shortage  of  labour,   equipment  or   materials,   plant
                      breakdown,  dispute  by a third  party as to the  parties'
                      ownership   rights  to  or  interests  in  the  Underlying
                      Intellectual   Property  or  any  other  disabling  cause,
                      without  regard to the foregoing  enumeration,  beyond the control  of the  party  so  affected  or which  cannot  be overcome by the means  normally  employed in  performance, then  and  in  every  such  event  (each  an  "Intervening
                      Event"),  any such failure to perform  shall not be deemed to be a breach of this Agreement but performance of any of the aforesaid  obligations  shall be suspended during such period of  disability  (or in the case of a  dispute  by a third party as to the ownership  rights to or interests in
                      the   Underlying   Intellectual   Property,   between  the
                      commencement of proceedings in such a dispute and ten days after the resolution of any such proceedings in a court or arena of final resort from which no appeal can be taken by any party involved therein) and the period of all such delays resulting from an Intervening Event shall be excluded in computing the time within which anything required or permitted by such party to be done is to be done hereunder, it being understood and agreed that the time within which anything is to be done hereunder shall be extended by the total period of all such delays and all dates subsequent to the termination of such Intervening
                      Event shall be adjusted accordingly.

(b) A party relying on the provisions of this Section will take all reasonable steps to eliminate any Intervening Event and, if possible, will perform its obligations under this Agreement as far as practical, but nothing herein will require such party to settle or adjust any labour dispute or to question or to test the validity of any law, rule, order or regulation of any duly constituted court or governmental authority or to complete its obligations under this Agreement if an Intervening Event renders completion impossible.

(c) A party relying on the provisions of this Section shall give notice to the other party forthwith upon the occurrence of the Intervening Event and forthwith after the end of the period of delay when such Intervening Event has been eliminated or rectified.

(d) Nothing herein contained shall entitle any party to invoke the provisions of this Section by reason of such party's failure or inability to fulfil its financial commitments or contributions under this Agreement.

16.17 All payments to be made to any party hereunder may be made by cheque or draft mailed or delivered to such party at its address for notice purposes as provided herein, or for the account of such party at such bank or banks in the United States of America as such party may designate from time to time by written notice. Such bank or banks shall be deemed the agent of the designating party for the purposes of receiving, collecting and receipting such payment.

16.18 This Agreement may be executed by the parties hereto in separate counterparts or duplicates each of which when so executed and delivered shall be an original, but all such counterparts or duplicates shall together constitute one and the same instrument.

            IN WITNESS WHEREOF the parties hereto have duly executed this Agreement.

                                    CALL CENTER LEARNING SOLUTIONS, INC.


                                    Per: /s/ Janet M. Edwards
                                         -------------------------


                                    INFOCAST CORPORATION


                                    Per: /s/ A.T. Griffis
                                         -------------------------